Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of SeraCare Life Sciences, Inc. dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 12, 2011

BLOOMFIELD PARTNERS LP

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Authorized Person

POMPEII MANAGEMENT, LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Authorized Person

MSMB CAPITAL MANAGEMENT, LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE LP
By MSMB Healthcare Investors LLC, its general partner

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE INVESTORS LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE MANAGEMENT LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

/s/ Martin Shkreli
Martin Shkreli